EXHIBIT 10.4

THIS AGREEMENT made in duplicate and effective as of the 5th day of June 2014.

B E T W E E N:

2340960 Ontario Inc., a company incorporated pursuant to the laws of the Province of Ontario (“2340960”) and Event Cardio Group Inc. (“ECGI”) a company incorporated pursuant to the laws of Canada;

(hereinafter referred to collectively as the "Company")

  OF THE FIRST PART;

- and -

NICHOLAS D. BOZZA, of the Town of Thorold, in the Province of Ontario

(hereinafter referred to as “Bozza”)

  OF THE SECOND PART;

- and -

GIANFRANCO (aka JOHN) BENTIVOGLIO , of the Town of Thorold, in the Province of Ontario

(hereinafter referred to as “Bentivoglio”)

  OF THE THIRD PART.

  WHEREAS Bozza and Bentivoglio have agreed to assign any and all their right, title and interest, excluding their rights in the Province of Ontario, Canada, in the design of certain wireless cardiac event recorder technology to Event Cardio Group Inc. or 2340960 Ontario Inc. in exchange for Event Cardio Group Inc. or 2340960 Ontario Inc. as the case may be granting an exclusive license in Ontario to the wireless cardiac event recorder to Bozza and an exclusive license in the rest of Canada to the wireless cardiac event recorder to Bozza and Bentivoglio.

  AND WHEREAS Bozza and Bentivoglio are desirous of securing the exclusive licences for the manufacture, distribution and sale in Canada of the wireless cardiac event recorder developed by the Company.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants and agreements herein contained (the sufficiency of which consideration is hereby acknowledged by the parties), the parties covenant and agree with each other as follows:

1.  DEFINITIONS

  As used in this Agreement, the word and phrases hereinafter set out shall in each particular case, unless the context requires otherwise, have the meaning hereafter provided:

(a)	"Products" means the wireless cardiac event recorder as more particularly described in Schedule "B" attached hereto.

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(b)	"Company’sTrademarks" means the trademarks set out in Schedule "A" hereto and any subsequent additions or deletions.

(c)	"Territory" means in the case of Bozza the Province of Ontario and in the case of Bozza and Bentivoglio Canada excluding Ontario;

(d)

“Intellectual Property” means all intellectual and industrial property including, without limitation, all works, designs, industrial designs, trade secrets, confidential information, formulae, algorithms, ideas, concepts, inventions, processes, know-how, content, trade marks, trade names, discoveries and inventions, integrated circuit topographies, content, ideas.

(e)	“Intellectual Property Rights” means:

(i)	any and all proprietary rights anywhere in the world provided under:

A.	patent law;
B.	copyright law (including moral rights);
C.	trade-mark law;
D.	design patent or industrial design law;
E.	semi-conductor chip or mask work or integrated circuit topography law; or
F.	any other statutory provision or common law principle applicable to this Agreement, including trade secret law,

that may provide a right in either Intellectual Property or the expression or use of such Intellectual Property;

(ii)	any and all applications, registrations, licences, sub-licences, franchises, agreements or any other evidence of a right in any of the foregoing; and

(iii)

all licences and waivers and benefits of waivers of, all future income and proceeds from, and all rights to damages and profits by reason of the infringement or violation of any of, the intellectual property rights set out in above.

2.  GRANT

Exclusive Distribution in Ontario to Bozza

2.1  The Company hereby grants to Bozza, his successors and permitted assigns the exclusive rights in the Province of Ontario to promote, advertise, distribute and sell the Products manufactured by or for Company. Bozza may use the Company’s Trademarks in association with the promotion, advertisement, distribution and sale in Ontario of the Products manufactured by or for Company.

License in Ontario to Bozza

2.2  The Company hereby grants to Bozza, his successors and permitted assigns the rights to manufacture or have manufactured and to promote, advertise, distribute and sell in the Province of Ontario the Products manufactured by or for Bozza (the”Bozza Products”).

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Exclusive Distribution in Canada excluding Ontario to Bozza and Bentivoglio

2.3  The Company hereby grants to Bozza and Bentivoglio jointly, their successors and permitted assigns the exclusive rights in Canada excluding the Province of Ontario to promote, advertise, distribute and sell the Products manufactured by or for Company. Bozza and Bentivoglio may use the Company’s Trademarks in association with the promotion, advertisement, distribution and sale in Canada excluding Ontario of the Products manufactured by or for Company.

License in Canada excluding Ontario to Bozza and Bentivoglio

2.4  The Company hereby grants to Bozza and Bentivoglio jointly, their successors and permitted assigns the rights to manufacture or have manufactured and to promote, advertise, distribute and sell in in Canada excluding Ontario the Products manufactured by or for Bozza and Bentivoglio jointly (the “BB Products”).

General

2.5   Bozza and/or Bozza and Bentivoglio shall not, during or after the term of this Agreement, either directly or indirectly as principal agent, partner, joint venturer, shareholder, or by affiliated or associated companies or persons, or otherwise:

(i)	manufacture, sell or distribute the Products, Bozza Products or BB Products or authorize any of the foregoing upon the termination of this agreement; or

(ii)	utilize any unexpired right included in the Intellectual Property Rights for any purpose anywhere in the world except as specifically authorized herein; or

(iii)	Distribute or sell the Products, Bozza Products or BB Products or authorize any of the foregoing outside the Territory.

3.  MANUFACTURE AND SALE OF PRODUCTS

3.1  The Company will sell to and Bozza and/or Bozza and Bentivoglio may purchase the wireless cardiac event recorders to be distributed in the Territory pursuant to this Agreement from the Company or their designated manufacturer at the lesser of (i) Company’s manufacturing cost plus 10% (ii) Company’s manufacturing cost plus fifty dollars ($50) or (iii) at the best price and on the best terms offered by the Company for the wireless cardiac event recorders manufactured by or for Company in any jurisdiction throughout the World. Unless otherwise agreed, the amounts payable to Company by Bozza and/or Bozza and Bentivoglio shall be net sixty days.

3.2  Where Bozza and/or Bozza and Bentivoglio require modifications to the wireless cardiac event recorders manufactured by the Company to comply with any regulatory requirements of government repayment plans, or any other reasons the Company will use reasonable efforts to implement such modifications or provide all information and materials reasonably required for Bozza and/or Bozza and Bentivoglio to make such modifications.

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3.3  If the Company is not manufacturing or having the Products manufactured or will not or cannot further develop and improve the Products to comply with regulatory and government reimbursement requirements in Canada or part thereof, the Company will use reasonable efforts provide all information and materials reasonably required for Bozza and/or Bozza and Bentivoglio to make the Bozza Products and/or BB Products. Bozza and/or Bozza and Bentivoglio shall pay Company a royalty on each unit of the lesser of (i) ten per cent (10%) of their manufacturing cost of the Bozza Products or BB Products as the case may be or (ii) fifty dollars ($50) per unit. Royalties shall be paid based on annual accounting periods within thirty days of the end of the accounting period.

3.4  All Bozza Products and BB Products manufactured by or for Bozza and/or Bozza and Bentivoglio shall bear a mark different from the Company’s Trademarks.

4.  NON-WAIVER

  The failure of any party to exercise their rights herein upon the occurrence of any breach by the other party of its obligations shall not in any event constitute a waiver of such rights if such breach by the other party should reoccur.

5.  ASSIGNMENT

  Bozza with respect to the rights granted in paragraph 2.1 and 2.2 herein may assign the rights to a corporation incorporated by him to distribute the wireless cardiac event recorder in Ontario without requiring the consent of the Company.

  Bozza and Bentivoglio with respect to the rights granted in paragraph 2.3 and 2.4 herein may assign the rights to a corporation incorporated by them to distribute the wireless cardiac event recorder in Canada excluding Ontario without requiring the consent of the Company.

  This agreement and all its right and privileges hereunder may be assigned by the Company or either of 2340960 Ontario Inc. or Event Cardio Group Inc. without any requirement to obtain the consent of Bozza and/or Bozza and Bentivoglio. However, upon such assignment the Company shall advise Bozza and/or Bozza and Bentivoglio in writing of such assignment.

6.  DISPUTES

  All disputes between the Company and Bozza and/or Bozza and Bentivoglio arising out of, or in relation to, this Agreement, will be referred forthwith to a senior executive of each party involved in the dispute who shall attempt in good faith to resolve the dispute promptly and in an amicable manner. If no agreement can be reached through this process within thirty (30) days of a request by one party to the other to nominate a senior executive for dispute resolution, then the parties shall refer such dispute to mediation.

  If the dispute is not resolved, the Company and Bozza and/or Bozza and Bentivoglio will jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the dispute to mediate a resolution to such dispute. If the parties are unable to agree upon the selection of the mediator within five (5) business days of the beginning of their discussions relating thereto, then an expert willing to act in that capacity hereunder shall be appointed in the same manner as arbitrators are appointed pursuant to the Arbitration Act, 1991 (Ontario). Such expert will be appointed mediator on the condition that he promptly fixes a reasonable time and place for receiving representations, submissions or information from the parties. Such time must be within thirty (30) days, or such later date as the parties and the expert may agree, after the appointment of the expert. The mediation is to be held in Toronto, Ontario.

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7.  BINDING

  This Agreement and everything herein contained shall enure to the benefit of and be binding upon each of the parties hereto and upon their respective successors and assigns.

8.  LAWS OF THE PROVINCE OF ONTARIO

  This Agreement shall be construed in accordance with the laws of the Province of Ontario, Canada.

9.  PROVISIONS UNENFORCEABLE

  If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

10.  ENTIRE AGREEMENT

  This Agreement constitutes the entire agreement between the parties with respect to the licenses granted herein and may not be amended or modified except by an instrument in writing signed by the parties hereto.

11.  RELATIONSHIP OF THE PARTIES

  The Company and the Bozza and Bentivoglio are not and shall not be considered to be joint venturers, partners or agents of each other and neither of shall have the power to bind or obligate the other. The parties covenant and agree that they will in no way incur any contractual or other obligation in the name of the other and neither shall have the liability for any debts incurred by the other.

12.  NOTICES

  All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

(a)	to NICHOLAS D BOZZA at:
4 Coleman Court,
Thorold, ON
L2V 4W3

(b)	to GIANFRANCO BENTIVOGLIO at:
180 Keefer Rd
Thorold Ontario
L2V 4N9

(c)	to 2340960 ONTARIO INC. or Event Cardio Group Inc. at:
36 Ormond St., South, Unit A,
P.O. Box 52,
Thorold, ON
L2V 1YZ

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13.  COUNTERPARTS

  This Agreement may be executed in one or more counterparts and all of these counterparts shall for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatory to the same counterpart.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement to take effect as of the date first above written.

SIGNED, SEALED AND DELIVERED in the present of:
Witness: ____________________________	) ) ) )	/s/ Nicholas D Bozza NICHOLAS D BOZZA
/s/ Lily Gascoigne Lily Gascoigne	) ) ) )	/s/ Gianfranco Bentivoglio GIANFRANCO BENTIVOGLIO
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

2340960 ONTARIO INC.

Per: /s/ Nicholas D Bozza

Name: Nicholas D Bozza

Per: /s/ Gianfranco Bentivoglio

Name: Gianfranco Bentivoglio

We have authority to bind the Company

EVENT CARDIO GROUP INC.

Per: /s/ Nicholas D Bozza

Name: Nicholas D Bozza

Per: /s/ Gianfranco Bentivoglio

Name: Gianfranco Bentivoglio

We have authority to bind the Company

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